John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

Sterling Bancorp to Report 2011 FOURTH Quarter

AND FULL-YEAR Results on JANUARY 31, 2012

New York, NY, January 26, 2012 — Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, will issue its financial results for the fourth quarter and year ended December 31, 2011 prior to the opening of the U.S. financial markets on Tuesday, January 31, 2012.

The Company also will hold a conference call on Tuesday, January 31, 2012, at 10:00 a.m. Eastern Time to discuss the financial results. To access the conference call live, interested parties may dial 800-398-9367 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on January 31, 2012, until 11:59 p.m. Eastern Time on February 14 2012. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 233854.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets exceeding $2.4 billion. Since 1929, Sterling National Bank, the company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the New York metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling offers clients a full range of depository and cash management services plus a broad portfolio of financing solutions – including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

# # #